Exhibit 99.1

ACTIVIDENTITY REPORTS FIRST QUARTER FISCAL 2009

FINANCIAL RESULTS

First Quarter 2009 Revenue Increased 5.8% to $16.3 million over Prior-Year Quarter and 4.2% Sequentially. Operational Improvements Place the Company on Track for Fiscal 2009.

FREMONT, Calif., February 5, 2009 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in strong authentication and credential management, today announced financial results for the first quarter 2009 ended December 31, 2008.

Revenue for the quarter ended December 31, 2008, was $16.3 million, compared to $15.4 million for the quarter ended December 31, 2007 and $15.6 million for the quarter ended September 30, 2008.

ActivIdentity’s operating loss fell to $3.1 million for the quarter ended December 31, 2008 from $4.5 million for the quarter ended September 30, 2008 and $5.1 million for the quarter ended December 31, 2007, reflecting the improvements in revenue and cost reductions.  Non-GAAP Adjusted EBITDA, which is defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expense, depreciation, amortization of intangibles, severance and asset impairments, was $0.3 million, representing an improvement of $2.3 million sequentially, and $2.6 million compared to the prior-year quarter.

Net loss for the quarter ended December 31, 2008, was $4.5 million or $(0.10) per basic and diluted share, compared to a net loss of $3.9 million, or $(0.09) per basic and diluted share for the three months ended December 31, 2007.  Net loss for the quarter includes $1.5 million of severance costs and an unrealized loss on foreign exchange of $2.4 million, primarily due to the strengthening of the U.S. dollar.

Please refer to the GAAP to non-GAAP reconciliation table for further detail.  Certain financial results are subject to the application of accounting estimates, especially with regards to fair value accounting.  Management has used what it believes to be appropriate valuation techniques to assess the fair value of impaired investments and the fair value of undelivered elements in multi-element software arrangements.

First Quarter 2009 Financial Highlights:

•                  First quarter revenues were higher on both a sequential and prior-year basis.  The increase in revenue was driven primarily by large projects related to new clients in APAC and North America.

•                  First quarter results reflect continued momentum from the execution of the new ID360 business strategy, which focuses on targeting three key markets: Employer-to-Employee, Business-to-Customer, and Government-to-Citizen.

•                  ActivIdentity continued to rationalize its business model by aligning expenses with revenues.  The company reduced total headcount by six percent to 245 people at the end December, 2008, down from 260 at the end of September, 2008.  Over the last nine months, the company reduced total headcount by 23% from 320 to 245.

•                  As of December 31, 2008, cash and short-term investments were $79.0 million.

“Our growth in the fiscal first quarter illustrates the continued successful execution of our ID 360 business strategy, and reflects strong demand in both the commercial and government space for higher standards of identity credential management strong authentication,” said Grant Evans, chairman and chief executive officer of ActivIdentity.  “I am encouraged by the momentum we have built going into 2009 as well as our continued efforts streamlining expenses and creating operational efficiencies within the Company.  We remain on track to become Adjusted EBITDA positive in fiscal 2009.

Conference Call Details

ActivIdentity will host its Fiscal First Quarter conference call on Thursday, February 5, at 5:00 PM Eastern Standard Time / 2:00 PM Pacific Standard Time.

To access the conference call within the U.S. or Canada, please dial (877) 292-2820 and enter conference ID 83439632.  To access the conference call outside the U.S. or Canada please dial (706) 679-4390 and enter conference ID 83439632.

A replay of the conference call will be available approximately two hours after the conclusion of the call at www.actividentity.com through February 18.

About ActivIdentity

ActivIdentity Corporation is a global leader in strong authentication and credential management, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued over 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

# # #

ActivIdentity is a registered trademark in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to changes to our management team, the use of estimates and assumptions in our financial reporting, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from the Company and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements and final results may vary from our preliminary reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations:

Jacques Kerrest, CFO

ActivIdentity Corporation

Jacques.Kerrest@actividentity.com

510-574-1792

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(In thousands)

	December 31, 2008	September 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$72,220	$70,173
Short-term investments	6,781	9,656
Accounts receivable, net of allowance for doubtful accounts of $317 at each date	11,382	11,792
Inventories, net	1,569	1,760
Prepaid and other current assets	4,643	1,696
Total current assets	96,595	95,077
Restricted cash	1,381	—
Investments	11,752	11,752
Property and equipment, net	2,484	2,877
Other intangible assets, net	3,516	4,150
Other long-term assets	849	3,745
Total assets	$116,577	$117,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,266	$1,652
Accrued compensation and related benefits	5,569	5,935
Current portion of accrued restructuring liability	622	616
Accrued and other current liabilities	3,761	3,682
Current portion of deferred revenue	11,368	11,024
Total current liabilities	23,586	22,909
Deferred revenue, net of current portion	1,304	1,125
Accrued restructuring liability, net of current portion	808	962
Long-term deferred rent	364	430
Other long-term liabilities	2,519	2,517
Total liabilities	28,581	27,943
Minority interest	311	304
Commitments and contingencies (Note 10)	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 75,000,000 shares authorized, 45,786,184 and 45,786,184 issued and outstanding	46	46
Additional paid-in capital	426,922	426,141
Accumulated deficit	(327,598)	(323,053)
Accumulated other comprehensive loss	(11,685)	(13,780)
Total stockholders’ equity	87,685	89,354
Total liabilities and stockholders’ equity	$116,577	$117,601

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2008	2007

Revenue:
Software	$5,310	$4,854
Hardware	4,803	4,182
Service	6,188	6,397
Total revenue	16,301	15,433

Cost of revenue:
Software	1,039	212
Hardware	2,421	2,367
Service	2,092	2,571
Amortization of acquired developed technology and patents	593	602
Total cost of revenue	6,145	5,752
Gross profit	10,156	9,681

Operating expenses:
Sales and marketing	5,010	6,899
Research and development	4,787	4,753
General and administration	3,427	3,114
Restructuring expense (net of adjustments)	—	(73)
Amortization of acquired intangible assets	41	41
Total operating expenses	13,265	14,734
Operating income (loss)	(3,109)	(5,053)

Other income (expense):
Interest income, net	810	1,620
Other income (expense), net	(2,316)	(477)
Total other income (expense), net	(1,506)	1,143
Loss before income tax and minority interest	(4,615)	(3,910)
Income tax provision	(29)	(43)
Minority interest	99	6
Net loss	$(4,545)	$(3,947)
Basic and diluted net loss per share	$(0.10)	$(0.09)
Shares used to compute basic and diluted net loss per share	45,786	45,741

Other comprehensive income (loss):
Net Loss	(4,545)	$(3,947)
Unrealized gain (loss) on short-term investments, net	152	(924)
Foreign currency translation gain	1,943	477
Comprehensive loss	$(2,450)	$(4,394)

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(4,545)	$(3,947)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of fixed assets	375	469
Amortization of acquired developed technology and patents	593	602
Un-realized foreign exchange loss	1,811	362
Amortization of acquired intangible assets	41	41
Stock-based compensation expense	891	772
Loss on disposal of property and equipment	10	21
Minority interest in ActivIdentity Europe S.A	(99)	(6)
Changes in:
Accounts receivable	335	1,297
Inventories	189	(32)
Prepaid and other current assets	(2,772)	343
Long-term income taxes receivable	2,701	—
Accounts payable	598	(755)
Accrued compensation and related benefits	(271)	(571)
Accrued restructuring liability	(148)	(225)
Accrued and other liabilities	77	945
Deferred revenue	511	1,063
Net cash provided by operating activities	297	379

Cash flows from investing activities:
Purchases of property and equipment	(28)	(55)
Purchases of short-term investments	—	(23,062)
Proceeds from sales and maturities of short-term investments	3,025	26,805
Restricted cash	(1,354)	—
Other long-term assets	(1)	1
Net cash provided by investing activities	1,642	3,689

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	0	25
Effect of exchange rate changes on cash and cash equivalents	108	(6)
Net increase in cash and cash equivalents	2,047	4,087
Cash and cash equivalents, beginning of period	70,173	30,639
Cash and cash equivalents, end of period	$72,220	$34,726

Supplemental disclosures:
Cash paid for income taxes	$24	$82

Supplemental Financial Measures — Adjusted EBITDA

In this press release and our related earnings conference call, we intend to provide investors with a better understanding of operating results and underlying trends to assess our performance and liquidity.  We evaluate our operating performance based on several measures, including the non-GAAP financial measure of Adjusted EBITDA (defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expenses, depreciation, amortization of intangibles, severance and asset impairments).  We believe Adjusted EBITDA is a useful supplemental financial measure for investors because it facilitates investors’ ability to evaluate the operational strength of the company’s business.  Adjusted EBITDA, however, is not calculated in accordance with GAAP and should not be considered a substitute for net income as an indicator of operating performance.  A reconciliation of Adjusted EBITDA to operating income from continuing operations is presented below.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Results to Adjusted EBITDA

(In thousands)

	Three Months Ended
	Dec. 31	Sept. 30	Dec. 31
	2008	2008	2007
Operating Income (loss)	(3,109)	(4,539)	(5,053)
Add back depreciation expense	375	341	469
Add back amortization expense	634	634	643
Add back stock compensation expense	891	746	772
Add back severance expense	1,500	818	908
Adjusted EBITDA	291	(2,000)	(2,261)

Supplemental Financial Measures — Non-GAAP Results

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Results to Non-GAAP Operating Expenses

(In thousands)

	Three Months Ended
	Dec. 31	Sept. 30	Dec. 31
	2008	2008	2007
Operating Expenses	13,265	13,982	14,734
Subtract depreciation expense	(352)	(314)	(441)
Subtract amortization expense	(41)	(41)	(41)
Subtract stock compensation expense	(835)	(708)	(689)
Subtract severance expense	(1,495)	(652)	(835)
Non-GAAP Operating Expenses	10,542	12,267	12,728

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

We exclude the below items in our non-GAAP financial measures because we believe they are not closely related to the ongoing operating performance of our business and management and are generally excluded from our budget and planning process.  In addition, we believer our non-GAAP financial measures are helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1.               Amortization of acquired intangible assets — In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

2.               Stock based compensation — We exclude stock based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expenses in comparing our financial performance with that of other companies.

3.               Restructuring and severance — We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations.  We believe excluding restructuring and severance expenses help investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.